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                                                                  EXHIBIT 11
                                                                  ----------
                       COMPUTER TASK GROUP, INCORPORATED
                       ---------------------------------



       Computation of fully diluted earnings per share under treasury stock method set forth in Accounting Principles Board Opinion No. 15.





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                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
                   ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                          Quarter Ended           Two Quarters Ended
                                                      June 30,       July 1,      June 30,      July 1,
                                                        1995          1994           1995        1994
                                                      --------     --------       --------    ---------
 Average number of shares outstanding
    during period                                      10,008       10,064           9,996      10,370
 Add  --  Incremental shares under
          stock options plans                             410           46             402          43
 Less --  Incremental shares held by
          Stock Employee Compensation
          Trust                                         1,810        1,018           1,790         509
                                                      -------      -------        --------    --------

 Number of shares on which fully diluted
    earnings per share based                            8,608        9,092           8,608       9,904
                                                      =======      =======        ========    ========

 Net income for the period                             $1,899       $1,143          $3,493      $2,391

 Primary earnings per share                            $ 0.22       $ 0.13          $ 0.41      $ 0.24

 Fully diluted earnings per share                      $ 0.22       $ 0.13          $ 0.41      $ 0.24





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